Exhibit 99

                        AMENDMENT TO EMPLOYMENT AGREEMENT

     AGREEMENT made as of the 24th day of October, 2007 by and between THE EASTERN COMPANY, a corporation organized under the laws of the State of Connecticut (the "Company"), and LEONARD F. LEGANZA, of 62 Tunxis Village Road, Farmington, Connecticut (the "Executive").



                              W I T N E S S E T H:
                               -------------------


     WHEREAS, as of January 1, 2005 the Company entered into an employment agreement with the Executive (the "Agreement") pursuant to which the Executive serves as the president and chief executive officer of the Company; and

     WHEREAS, the term of the Agreement continues until December 31, 2007; and

     WHEREAS, the Agreement provides that the Company may, in its discretion, elect to renew the Agreement for one or more additional one-year periods by giving written notice to the Executive at least thirty days prior to the end of the term; and

     WHEREAS, the Company wishes to extend the term of the Agreement for a one year period until December 31, 2008.

     NOW, THEREFORE, the Company and the Executive do hereby agree as follows:

     (1) Section 4 of the Agreement is deleted and the following is substituted in lieu thereof:

Section 4.   Term.
             ----

     The initial term of this Agreement began as of January 1, 2005 and shall end as of December 31, 2007. The term of this Agreement is extended for an additional one year period, and shall continue until December 31, 2008.

     The Company may, in its discretion, elect to renew this Agreement for one or more additional one-year periods by giving written notice to the Executive at least thirty (30) days prior to the end of any renewal period.


     (2) All of the other terms and conditions of the Agreement are hereby confirmed, ratified and approved in all respects.


     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and its corporate seal to be hereunto affixed, and the Executive has hereunto set the Executive's hand and seal, as of the day and year specified above.



ATTEST:                                 THE EASTERN COMPANY


 /s/Theresa P. Dews                     By/s/John L. Sullivan III
---------------------------             --------------------------
Theresa P. Dews                         John L. Sullivan III
Its: Secretary                          Title: Vice President & CFO


                                        EXECUTIVE


                                        /s/Leonard F. Leganza
                                        ---------------------
                                        Leonard F. Leganza
                                        Chairman, President and CEO